SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2012

BSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35309	80-0752082
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

2 Leonard Street, Belmont, Massachusetts	02478
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (617) 484-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on May 9, 2012.  The matters considered and voted on by the Company’s stockholders at the Annual Meeting, and the results of the vote on each such matter, were as follows:

Proposal 1:  The election of four directors each to serve for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

Robert M. Mahoney	4,775,276	471,647	2,981,157
John A. Borelli	5,076,473	170,450	2,981,157
John W. Gahan, III	5,076,266	170,657	2,981,157
John A. Whittemore	4,775,276	471,647	2,981,157

Proposal 2: The ratification of appointment of Shatswell, MacLeod & Company, P.C. as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012.

Shares Voted For	Shares Voted Against	Abstentions

8,054,778	144,244	29,058

Proposal 3: The advisory, non-binding vote to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

4,232,351	963,631	50,941	2,981,157

Proposal 4: The advisory, non-binding vote regarding how frequently stockholders will vote on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

4,667,060	150,787	304,748	54,592	2,981,157

In light of the results of the stockholder vote on Proposal 4, the Board of Directors of the Company intends to adopt a resolution to hold an advisory stockholder Say-On-Pay vote on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BSB BANCORP, INC.

DATE: May 14, 2012	By:	/s/ Robert M. Mahoney
Robert M. Mahoney
President and Chief Executive Officer